Exhibit 99.1


                                  Phoenix Tower


                              Financial Statements

             For the Period January 1, 2006 to February 21, 2006 and
                 For the Years Ended December 31, 2005 and 2004


                                    Contents

                                                                            Page

Independent auditors' report                                                  1

Statements of revenue over certain operating expenses                         2

Notes accompanying the statements of revenue over certain
   operating expenses                                                       3-4

                             [LETTERHEAD OF BRAVER]


                          INDEPENDENT AUDITORS' REPORT


To the Stockholders
FSP Phoenix Tower Corp.
Wakefield, Massachusetts


We have audited the accompanying statements of revenue over certain operating expenses (the "Statements") of Phoenix Tower (the "Property") for the period January 1, 2006 to February 21, 2006 and for the years ended December 31, 2005 and 2004. These Statements are the responsibility of the Property's management. Our responsibility is to express an opinion on these Statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Statements' presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Statements were prepared to comply with the requirements of Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, and exclude certain expenses described in Note 2 and, therefore, are not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, these Statements referred to above present fairly, in all material respects, the revenue over certain operating expenses (as described in Note 2) of Phoenix Tower for the period January 1, 2006 to February 21, 2006 and for the years ended December 31, 2005 and 2004, in conformity with the basis of accounting described in Note 2.


May 24, 2007

                                  Phoenix Tower

              Statements of Revenue over Certain Operating Expenses
               For the Period January 1, 2006 to February 21, 2006 and For the Years Ended December 31, 2005 and 2004

                                                    January 1, 2006
                                                           to             For the Year Ended December 31,
                                                    February 21, 2006        2005                2004
                                                    -----------------   ----------------   ----------------
Revenue

  Rental income                                     $       1,906,418   $     11,384,674   $     11,260,970
                                                    -----------------   ----------------   ----------------


Certain operating expenses

  Taxes and insurance                                         221,638          1,539,611          1,577,843
  Management fees                                              34,350            209,198            194,776
  Administrative                                               45,357            403,175            367,195
  Operating and maintenance                                   558,902          3,723,126          3,316,960
                                                    -----------------   ----------------   ----------------

                                                              860,247          5,875,110          5,456,774
                                                    -----------------   ----------------   ----------------

Excess of revenue over certain operating expenses   $       1,046,171   $      5,509,564   $      5,804,196
                                                    =================   ================   ================

The accompanying notes are an integral part of the statements of revenue over certain operating expenses.

                                  Phoenix Tower

  Notes Accompanying the Statements of Revenue over Certain Operating Expenses
             For the Period January 1, 2006 to February 21, 2006 and
                 For the Years Ended December 31, 2005 and 2004


1.    Description of Property

      The accompanying statements of revenue over certain operating expenses (the "Statements") include the operations of a commercial building located in Houston, Texas (the "Property"). The Property is a fully constructed, multi-tenant, thirty-four story office tower containing approximately 629,054 square feet of rentable space completed in 1984. The Property was owned by Peak Phoenix Tower LP and sold to FSP Phoenix Tower Corp. (the "Company") on February 22, 2006.

2.    Basis of Accounting

      The accompanying Statements have been prepared on the accrual basis of accounting. The Statements have been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, these Statements exclude certain historical expenses not comparable to the operations of the Property after acquisition such as amortization, depreciation, interest, corporate expenses and certain other costs not directly related to future operations of the Property.

3.    Revenue Recognition

      Rental revenue includes income from leases, certain reimbursable expenses, and straight-line rent adjustments associated with renting the Property. A summary of rental revenue is shown in the following table:

                                January 1, 2006
                                       to                  Year Ended December 31,
                                February 21, 2006          2005               2004
                                ----------------   ----------------   ----------------

Income from leases              $      1,511,832   $     10,212,768   $     10,192,048
Straight-line rent adjustment             93,696             38,664            178,681
Reimbursable expenses                    300,890          1,133,242            890,241
                                ----------------   ----------------   ----------------

Total                           $      1,906,418   $     11,384,674   $     11,260,970
                                ================   ================   ================

      Phoenix Tower has retained substantially all of the risks and benefits of the Property and accounts for its leases as operating leases. Rental income from the leases, which includes rent concessions (including free rent and tenant improvement allowances) and scheduled increases in rental rates during the lease terms, is recognized on a straight-line basis. Phoenix Tower does not have any percentage rent arrangements with its tenants. Reimbursable costs are included in rental income in the period earned.

4.    Use of Estimates

      The preparation of the Statements in conformity with the basis of accounting described in Note 2 requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                  Phoenix Tower

  Notes Accompanying the Statements of Revenue over Certain Operating Expenses
             For the Period January 1, 2006 to February 21, 2006 and
                 For the Years Ended December 31, 2005 and 2004


5.    Concentrations of Risks

      For the period January 1, 2006 to February 21, 2006 and for the years ended December 31, 2005 and 2004, 62%, 54% and 55% of rental income, respectively, was received from one lessee. As such, future receipts are dependent upon the financial strength of this lessee and its ability to perform under the lease agreement.

6.    Leases

      Phoenix Tower, as lessor, has minimum future rentals due under non-cancelable operating leases as follows:

                         Period Ending
                          December 31,         Amount
                     --------------------  -------------

                              2006          $  8,938,008
                              2007             9,673,064
                              2008             4,744,358
                              2009             3,452,309
                              2010             2,901,072
                           Thereafter          8,504,418
                                            ------------

                                            $ 38,213,229
                                            ============

      In addition, the lessees are liable for real estate taxes and operating expenses as direct expenses to the lessees.